Sub-Item 77Q1(e)

                                 AMENDMENT NO. 7

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of December 19, 2011, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Sector Funds (Invesco Sector Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                              W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to remove Invesco Value Fund;

      NOW, THEREFORE, the parties agree that:

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                 EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                 ------------------------------------
Invesco Energy Fund                                   November 25, 2003
Invesco Gold & Precious Metals Fund                   November 25, 2003
Invesco Leisure Fund                                  November 25, 2003
Invesco Technology Fund                               November 25, 2003
Invesco Utilities Fund                                November 25, 2003
Invesco Technology Sector Fund                        February 12, 2010
Invesco U.S. Mid Cap Value Fund                       February 12, 2010
Invesco Van Kampen American Value Fund                February 12, 2010
Invesco Van Kampen Comstock Fund                      February 12, 2010
Invesco Van Kampen Mid Cap Growth Fund                February 12, 2010
Invesco Van Kampen Small Cap Value Fund               February 12, 2010
Invesco Van Kampen Value Opportunities Fund           February 12, 2010

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

      The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               INVESCO ENERGY FUND
                       INVESCO GOLD & PRECIOUS METALS FUND
                              INVESCO LEISURE FUND
                             INVESCO TECHNOLOGY FUND
                             INVESCO UTILITIES FUND

NET ASSETS                                                         ANNUAL RATE
--------------------                                               -----------
First $350 million                                                        0.75%
Next $350 million                                                         0.65%
Next $1.3 billion                                                         0.55%
Next $2 billion                                                           0.45%
Next $2 billion                                                           0.40%
Next $2 billion                                                          0.375%
Over $8 billion                                                           0.35%

                     INVESCO VAN KAMPEN SMALL CAP VALUE FUND

NET ASSETS                                                         ANNUAL RATE
--------------------                                               -----------
First $500 million                                                        0.67%
Next $500 million                                                        0.645%
Over $1 billion                                                           0.62%

                         INVESCO TECHNOLOGY SECTOR FUND

NET ASSETS                                                         ANNUAL RATE
--------------------                                               -----------
First $500 million                                                        0.67%
Next $2.5 billion                                                        0.645%
Over $3 billion                                                           0.62%

                         INVESCO U.S. MID CAP VALUE FUND

NET ASSETS                                                         ANNUAL RATE
--------------------                                               -----------
First $1 billion                                                          0.72%
Over $1 billion                                                           0.65%

                     INVESCO VAN KAMPEN AMERICAN VALUE FUND

NET ASSETS                                                         ANNUAL RATE
--------------------                                               -----------
First $500 million                                                        0.72%
Next $535 million                                                        0.715%
Next $31.965 billion                                                      0.65%
Over $33 billion                                                          0.64%

                        INVESCO VAN KAMPEN COMSTOCK FUND

NET ASSETS                                                         ANNUAL RATE
--------------------                                               -----------
First $1 billion                                                          0.50%
Next $1 billion                                                           0.45%
Next $1 billion                                                           0.40%
Over $3 billion                                                           0.35%

                     INVESCO VAN KAMPEN MID CAP GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
--------------------                                               -----------
First $500 million                                                        0.75%
Next $500 million                                                         0.70%
Over $1 billion                                                           0.65%

                   INVESCO VAN KAMPEN VALUE OPPORTUNITIES FUND

NET ASSETS                                                         ANNUAL RATE
--------------------                                               -----------
First $250 million                                                       0.695%
Next $250 million                                                         0.67%
Next $500 million                                                        0.645%
Next $1.5 billion                                                         0.62%
Next $2.5 billion                                                        0.595%
Next $2.5 billion                                                         0.57%
Next $2.5 billion                                                        0.545%
Over $10 billion                                                          0.52%"

2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                             AIM SECTOR FUNDS
                                                       (INVESCO SECTOR FUNDS)

Attest: /s/ Peter Davidson                By: /s/ John M. Zerr
        -------------------------------       -------------------------------
        Assistant Secretary                   John M. Zerr
                                              Senior Vice President

(SEAL)

                                                       INVESCO ADVISERS, INC.

Attest: /s/ Peter Davidson                By: /s/ John M. Zerr
        -------------------------------       -------------------------------
        Assistant Secretary                   John M. Zerr
                                              Senior Vice President

(SEAL)